Exhibit 99.1

National Holdings Corporation to Acquire Full-Service Investment Firm Winslow, Evans & Crocker, Inc.

NEW YORK, NY, August 26, 2019 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing a wide array of services, today announced that it has entered into a definitive purchase agreement to acquire Winslow, Evans & Crocker, Inc., an employee-owned full-service investment firm. The transaction is expected to close in the first fiscal quarter of 2020, subject to customary conditions and regulatory approvals. The acquisition is expected to be accretive to gross and adjusted EBITDA margins.

Winslow, Evans & Crocker, Inc. (Winslow), is a Boston-based, full-service investment firm established in 1991. Winslow is an SEC Registered Investment Advisor and a FINRA registered broker-dealer. More than 50 financial professionals including Certified Financial Planners, Investment Advisor Representatives, Financial Consultants, brokers and other specialists are part of the Winslow team with over $2.5B in assets under management. Winslow has a top-tier trading desk, in-house life insurance agency and Capital Markets & Economic Research, offering clients leading-edge technology and a complete range of financial products. Located in the heart of the financial district in Boston, MA, Winslow is a strategic location for National to build out its banking platform.

Michael Mullen, Chairman and Chief Executive Officer of National stated, “We are extremely pleased to announce this definitive agreement to acquire Winslow, Evans & Crocker. Our businesses share many key values, importantly sharing in the ‘Client-first’ culture and we believe the Winslow professionals and clients will benefit from National’s larger and broader solutions platform.” Mr. Mullen continued, “This acquisition aligns well with our corporate goals and is a strong strategic and cultural fit. We look forward to expanding our presence in the Boston area and are pleased to be doing so with such a like-minded firm.”

Tina Maloney, Chairman of Winslow, Evans & Crocker stated, “We look forward to bringing the enhanced capabilities of National to our customers and to our team allowing us to better serve our clients.” Mrs. Maloney continued, “National shares our culture and commitment to our clients and we believe this acquisition is a natural combination that delivers superior and immediate value to National and Winslow.”

About National Holdings Corporation

National Holdings Corporation (NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation, insurance, to corporations, institutions, high net-worth and retail investors. With over 1000 advisors, registered reps, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, National Tax and Financial Services Inc. (formerly Gilman Ciocia, Inc.) and GC Capital Corporation. Formed as a holding company in 1999, National Holdings’ largest subsidiary National Securities Corporation has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.yournational.com

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including investor confidence may weaken, negatively affecting brokerage services revenue, investment banking revenue may be negatively affected if market conditions worsen, the value of our carried interest may decline prior to being recognized and other risks described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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